Natus Medical Announces Record Second Quarter 2016 Financial Results

•	Record second quarter revenue of $96.0 million

•	Record second quarter GAAP earnings per share of $0.32 and non-GAAP of $0.39

•	Increases revenue and earnings guidance for the third quarter and fiscal year 2016

PLEASANTON, Calif. (July 20, 2016) - Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months ended June 30, 2016.

For the second quarter ended June 30, 2016, the Company reported revenue of $96.0 million, an increase of 4.5% compared to $91.9 million reported for the second quarter 2015. GAAP Gross profit margin was 59.9% vs. 62.4% reported for the second quarter 2015. GAAP net income was $10.5 million, or $0.32 per diluted share, compared with GAAP net income of $9.9 million, or $0.30 per diluted share in the second quarter 2015, representing a 7% increase in GAAP earnings per diluted share.

Non-GAAP earnings per diluted share increased 15% to $0.39 for the second quarter 2016, compared to $0.34 in the second quarter 2015. Non-GAAP net income was $12.8 million for the second quarter ended June 30, 2016 compared to the prior year's non-GAAP income of $11.2 million. Non-GAAP Gross profit margin was 60.5% vs. 63.2% reported for the second quarter of 2015.

For the six months ended June 30, 2016, the Company reported revenue of $183.3 million, an increase of 1.1% compared to $181.3 million reported for the same period in 2015. GAAP Gross profit margin was 61.0% vs. 61.2% reported for the same period in 2015. GAAP net income was $19.1 million, or $0.58 per diluted share, compared with GAAP net income of $18.4 million, or $0.56 per diluted share in the same period in 2015, representing a 4% increase in GAAP earnings per diluted share.

Non-GAAP earnings per diluted share increased 11% to $0.72 for the first six months in 2016, compared to $0.65 in the same period in 2015. The Company reported non-GAAP net income of $23.9 million for the six months ended June 30, 2016, compared to the prior year's non-GAAP net income of $21.4 million.

Cash and cash equivalents increased by $15.0 million to $96.3 million during the quarter. The Company repurchased $7.7 million of its stock during the second quarter of 2016. Cash flow from operations for the second quarter was $13.6 million.

"I am very pleased with our record second quarter revenues and earnings per share. Our domestic neurodiagnostic and newborn care businesses reported record results in the second quarter. Our fast growing new service initiatives continued their strong performance as NicView revenues grew by 90 percent, Peloton by 80 percent and GND by 45 percent verse our second quarter last year. We remain committed to achieving our full year 2016 non-Gaap operating margin goal of 20%." said Jim Hawkins, President and Chief Executive Officer of the Company.

"We recently announced the acquisition of RetCam, the worldwide leader in imaging systems used to diagnose and monitor a range of ophthalmic maladies in premature infants. We believe RetCam technology has exciting growth opportunities in the years ahead and are looking forward to further developing the newborn retinal imaging and screening market. Our growth strategy continues to include selective acquisitions like RetCam and potentially larger acquisitions that will expand our product offerings in the markets we serve." said Hawkins.

Financial Guidance

The Company provided revenue and earnings guidance for the second quarter and updated its revenue and earnings guidance for the full year 2016.

For the third quarter 2016, the Company expects revenue of $97.0 million to $98.0 million, GAAP earnings per share of $0.35 to $0.37 and non-GAAP earnings per share guidance of $0.41 to $0.43.

The Company increased its full year 2016 revenue guidance and now expects revenue of $388 million to $390 million compared to previous guidance of $378 million to $382 million. The updated revenue guidance includes $7 million attributable to the acquisition of RetCam. Full year 2016 guidance for GAAP earnings per share is $1.35 to $1.38. Non-GAAP earnings per share guidance is being updated to $1.67 to $1.70 compared to previous guidance of $1.61 to $1.65.

The Company's non-GAAP earnings guidance excludes amortization of acquisition related intangibles, acquisition related charges, restructuring charges, and their related tax effects. All non-GAAP earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discreet items, direct costs of acquisitions and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per share and non-GAAP operating expense and excludes all but Restructuring charges from the calculation of non-GAAP gross margin: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses which are excluded in the non-GAAP items are exclusively related to permanent reductions in our workforce and redundant facility closures. 3) Certain discreet items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the items excluded from non-GAAP financial reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, July 20, 2016. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 42221163. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 42221163. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in neurological dysfunction, epilepsy, sleep disorders, newborn care, hearing impairment and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding our long term goals of revenue growth, improved margins, and revenue and non‑GAAP profitability for the second quarter and full year 2016. These statements relate to estimates and assumptions regarding future events including Natus' future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, negative effects of currency exchange rates, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, risks associated with bringing new products to market and integrating acquired businesses, risks associated with our Venezuela contract, risks associated with product recalls and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2015 and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Natus Medical Incorporated
Jonathan A. Kennedy
Sr. Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue	$95,958	$91,937	$183,287	$181,332
Cost of revenue	37,879	33,844	70,348	68,948
Intangibles amortization	604	683	1,205	1,366
Gross profit	57,475	57,410	111,734	111,018
Gross profit margin	59.9%	62.4%	61.0%	61.2%
Operating expenses:
Marketing and selling	21,236	22,108	41,832	42,850
Research and development	7,105	7,309	14,907	14,167
General and administrative	11,924	11,656	24,403	23,208
Intangibles amortization	2,197	2,174	4,332	3,129
Restructuring	1,083	161	1,118	316
Total operating expenses	43,545	43,408	86,592	83,670
Income from operations	13,930	14,002	25,142	27,348
Other income/(expense), net	25	(380)	481	(1,210)
Income before tax	13,955	13,622	25,623	26,138
Provision for income tax expense	3,443	3,771	6,573	7,691
Net income	$10,512	$9,851	$19,050	$18,447
Earnings per share:
Basic	$0.32	$0.31	$0.59	$0.57
Diluted	$0.32	$0.30	$0.58	$0.56
Weighted-average shares:
Basic	32,438	32,273	32,521	32,201
Diluted	32,983	33,204	33,118	33,158

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	March 31,	December 31,
	2016	2016	2015
ASSETS

Current assets:
Cash and cash equivalents	$96,284	$81,285	$82,469
Accounts receivable, net	93,102	90,013	99,080
Inventories	43,620	45,691	48,572
Other current assets	12,925	11,360	11,235
Total current assets	245,931	228,349	241,356

Property and equipment, net	17,174	17,624	16,967
Goodwill and intangible assets	192,173	196,413	194,002
Deferred income tax	12,809	12,695	12,782
Other assets	18,005	17,649	14,389
Total assets	$486,092	$472,730	$479,496

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,836	$19,418	$23,660
Short-term borrowings	10,000	—	—
Accrued liabilities	37,306	36,911	42,137
Deferred revenue	11,262	11,460	11,311
Total current liabilities	77,404	67,789	77,108

Long-term liabilities:
Deferred income tax	3,839	3,881	3,897
Other long-term liabilities	8,633	8,708	7,781
Total liabilities	89,876	80,378	88,786
Total stockholders’ equity	396,216	392,352	390,710
Total liabilities and stockholders’ equity	$486,092	$472,730	$479,496

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	June 30, 2016	June 30, 2015
Operating activities:
Net income	$10,512	$9,850
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	408	307
Excess tax benefit on the exercise of stock options	—	(3,317)
Depreciation and amortization	4,173	4,195
Impairment of intangible assets	—	—
Impairment of property and equipment	(46)	—
Warranty reserve	1,383	2,277
Share-based compensation	2,102	1,760
Changes in operating assets and liabilities:
Accounts receivable	(2,673)	(1,380)
Inventories	1,255	(3,637)
Prepaid expenses and other assets	(1,778)	1,505
Accounts payable	(896)	(2,945)
Accrued liabilities	(336)	(4,510)
Deferred revenue	(172)	2,984
Deferred income tax	(322)	(1,378)
Liabilities acquired in acquisitions	—	—
Net cash provided by operating activities	13,610	5,711
Investing activities:
Acquisition of businesses, net of cash acquired	(501)	519
Purchases of property and equipment	(181)	(976)
Purchase of intangible assets	(243)	(890)
Net cash used in investing activities	(925)	(1,347)
Financing activities:
Proceeds from stock option exercises and Employee Stock Purchase Program purchases	1,584	4,396
Excess tax benefit on the exercise of stock options	—	3,317
Repurchase of common stock	(7,691)	(4,203)
Taxes paid related to net share settlement of equity awards	(558)	(1,189)
Contingent consideration earn-out	—	(664)
Proceeds from short-term borrowings	10,000	—
Payments on borrowings	—	—
Net cash used in financing activities	3,335	1,657
Exchange rate changes effect on cash and cash equivalents	(1,021)	218
Net increase in cash and cash equivalents	14,999	6,239
Cash and cash equivalents, beginning of period	81,285	66,999
Cash and cash equivalents, end of period	$96,284	$73,238

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended
	June 30, 2016	June 30, 2015
GAAP based results:
Income before provision for income tax	$13,955	$13,622

Non-GAAP adjustments:
Intangibles Amortization - Cost of revenue	604	683
Intangibles Amortization - Operating expense	2,197	2,174
Restructuring [1]	1,083	161
Direct costs of acquisitions (M&S) [2]	(583)	—
Direct costs of acquisitions (OI&E)	74	—
Non-GAAP income before provision for income tax	17,330	16,640

Income tax expense, as adjusted	4,554	5,482

Non-GAAP net income	$12,776	$11,158
Non-GAAP earnings per share:
Basic	$0.39	$0.35
Diluted	$0.39	$0.34

Weighted-average shares used to compute
Basic non-GAAP earnings per share	32,438	32,273
Diluted non-GAAP earnings per share	32,983	33,204

GAAP Gross profit	57,475	57,410
Amortization of intangibles	604	683
Non-GAAP Gross Profit	58,079	58,093
Non-GAAP Gross Margin	60.5%	63.2%

GAAP Operating profit	13,930	14,002
Amortization of intangibles	2,801	2,857
Restructuring and other charges	500	161
Non-GAAP Operating profit	17,231	17,020
Non-GAAP Operating margin	18.0%	18.5%

1 Restructuring costs primarily consist of facility abandonment charges related to our Munich, Germany and Austin, Texas facilities, and severance costs associated with the ceasing operations in Munich, Germany.
2 Amount represents a reduction in our anticipated earn-out payment for the GND acquisition.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended
	June 30, 2016	June 30, 2015
GAAP Provision for income tax expense	3,443	3,771
Effect of accumulated change of pretax income	846	995
Effect of change in annual expected tax rate	265	90
Effect on acquisition cost	—	626
Non-GAAP Income tax expense, as adjusted	4,554	5,482

	Quarter Ended	Year to Date
	September 30, 2016	December 31, 2016
GAAP EPS Guidance	$0.35 - $0.37	$1.35 - $1.38
Amortization of Intangibles	0.08	0.41
Restructuring	—	0.03
Recall Accrual	—	0.01
Direct cost of acquisitions	—	(0.02)
Tax effect	(0.02)	(0.11)
Non-GAAP EPS Guidance	$0.41 - $0.43	$1.67 - $1.70